UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On February 17, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Bruker Corporation (the “Company”) took the following actions with respect to the 2015 compensation of the Company’s  executive officers, including the Company’s “named executive officers” as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended:

•                  approved 2015 base salaries;

•                  approved the 2015 Short-Term Incentive Compensation Plan (“Plan”), pursuant to which the Company’s executive officers and management personnel may be awarded cash incentive bonuses based on Company and individual performance in 2015; and

•                  approved individual 2015 short-term incentive award target levels and performance conditions under the Plan.

The 2015 base salaries and short-term incentive award target levels approved for the Company’s named executive officers are as set forth below:

Executive Officer	Title	2015 Base Salary		2015 Short- Term Incentive Award Target		2015 Short- Term Incentive Award Target as % of Base Salary
Frank H. Laukien, Ph.D.	President and Chief Executive Officer	$625,000		$875,000		140%
Charles F. Wagner, Jr.	Executive Vice President and Chief Financial Officer	$525,300		$525,300		100%
Mark R. Munch, Ph.D.	President, Bruker Nano, Inc. and Bruker Nano Group	$440,000		$264,000		60%
Juergen Srega	President, Bruker CALID Group	$328,695	(1)	$180,760	(1)	55%
Anthony L. Mattacchione	Senior Vice President, Corporate Finance and Accounting	$299,900		$150,000		50%

(1)                               Represents U.S. Dollar value of Mr. Srega’s 2015 base salary of €288,400 and incentive award target of €158,600, respectively, based on a conversion rate of €1:$1.13972 as of February 17, 2015 as reported on www.oanda.com.

The Plan provides that quantitative financial factors will continue to provide 70% of total cash incentive award potential for each of the named executive officers, with the remaining 30% allocated to individual qualitative factors established by the Compensation Committee.

The quantitative portion of cash incentive awards to each of Dr. Laukien, Mr. Wagner and Mr. Mattacchione under the Plan will be determined based on achievement of specified 2015 performance goals allocated to the following corporate financial objectives: currency-adjusted revenue growth, non-GAAP operating profit improvement, non-GAAP earnings per share growth and reduction in the Company’s working capital ratio.

The quantitative portion of cash incentive awards to Dr. Munch under the Plan will be determined based on achievement of specified 2015 financial performance goals for the Bruker Nano Group, as well as corporate financial performance relative to the Company’s adjusted operating profit objective. Performance goals for the Bruker Nano Group, which represent approximately 85% of Dr. Munch’s target bonus opportunity based on quantitative goals, are allocated to the following Bruker Nano Group objectives: currency-adjusted revenue growth, non-GAAP gross profit improvement, non-GAAP operating profit improvement and working capital ratio improvement. Approximately 15% of Dr. Munch’s target bonus opportunity allocated to quantitative goals will be determined based on non-GAAP operating profit improvement at the corporate level.

The quantitative portion of cash incentive awards to Mr. Srega under the Plan will be determined based on achievement of specified 2015 financial performance goals for the Bruker CALID Group, as well as corporate financial performance relative to the Company’s adjusted operating profit objective.  Performance goals for the Bruker CALID Group, which represent approximately 85% of Mr. Srega’s target bonus opportunity based on quantitative goals, are allocated to the following Bruker CALID Group objectives: currency-adjusted revenue growth, non-GAAP gross profit improvement, non-GAAP operating profit improvement and working capital ratio improvement. Approximately 15% of Mr. Srega’s target bonus opportunity allocated to quantitative goals will be determined based on non-GAAP operating profit improvement at the corporate level.

Under the Plan, portions of the incentive awards linked to the achievement of such quantitative performance goals will be calculated based on percentage achievement of each quantitative target goal, with no threshold or maximum.

The qualitative portion of the cash incentive payments to be awarded under the Plan will be determined based on non-financial measures of the respective executive officer’s contributions to the achievement of certain management objectives and demonstration of certain core competencies. Under the Plan, payments for qualitative goals will be made in a range of 0% to 125%, subject to satisfaction of certain minimum performance expectations.

While individual quantitative goals are not subject to a maximum payout, the total short-term incentive award payment is subject to a maximum payout of 200% of the respective executive officer’s incentive award target.

A copy of the 2015 Short-Term Incentive Compensation Plan approved by the Compensation Committee is attached hereto as Exhibit 10.1.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)                        Exhibits

Number

10.1	2015 Short-Term Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: February 23, 2015	By:	/s/Charles F. Wagner, Jr.
Charles F. Wagner, Jr. Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Name	Location

10.1	2015 Short-Term Incentive Compensation Plan.	Filed herewith